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                            SIXTH AMENDMENT TO THE
             1995 PINKERTON PERFORMANCE AND EQUITY INCENTIVE PLAN



     The 1995 Pinkerton Performance and Equity Incentive Plan is hereby amended by deleting it its entirety Section 7(a) thereof and substituting the following in lieu therefor:

     "(a) Automatic Stock Option Grants to Non-Employee Directors.
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Notwithstanding any other provision of the Plan, each Non-Employee Director shall receive on the day of each annual stockholders meeting of the Company during the term of the Plan, a Non-Qualified Stock Option to purchase 4,500 shares of Common Stock provided that the Non-Employee Director continues in office after such annual meeting. Each such Non-Qualified Stock Option shall have a term of ten years and shall not be exercisable unless the holder thereof shall have continued in office until the business day immediately preceding the date of the following year's annual stockholders meeting. Except as provided in
Section 13 of the Plan, no Stock Option may be exercised by a Non-Employee Director unless the holder thereof is at the time of such exercise a member of the Board and has been continuously a member of the Board since the date such Non-Qualified Stock Option was granted. The price per share of Common Stock to be paid by the Non-Employee Director shall equal the Fair Market Value of one share of Common Stock on the date the Non-Qualified Option is granted and the purchase price of the shares of Common Stock as to which such an option is exercised shall be paid only in cash."

     IN WITNESS THEREOF, the undersigned authorized officer of Pinkerton's, Inc. certifies that the foregoing Amendment has been duly approved and adopted by the Board of Directors on April 30, 1998.



                                         PINKERTON'S, INC.



                                         By:  /s/ C. Michael Carter
                                             -------------------------
                                         C. Michael Carter
                                         Executive Vice President, General
                                         Counsel and Corporate Secretary